UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2013

U.S. PHYSICAL THERAPY, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

The Company’s Letter to Shareholders (“Shareholder Letter”), which was mailed to the Company’s shareholders on or about April 8, 2013 with its Proxy Statement for the Annual Meeting to be held on May 14, 2013 and Annual Report on Form 10-K for the year ended December 31, 2012, is attached as Exhibit 99.1.

The table on the last page of Exhibit 99.1 reconciles Adjusted Net Income Attributable to Common Shareholders (“Adjusted Net Income”) to comparable generally accepted accounting principles (“GAAP”) measurement. Adjusted Net Income equals net income attributable to common shareholders (“Net Income”) less the after-tax effect of the 2011 gain on purchase price settlement, the 2010 gain on sale of a five clinic joint venture and the 2010 positive adjustment to the income tax provision, all of which are described in the Company’s Form 10K filed with the SEC on March 12, 2013.

Adjusted Net Income is not a measure of financial performance under GAAP. Items excluded from this measure are significant components in understanding and assessing financial performance. This measure should not be considered in isolation or as an alternative to, or substitute for, Net Income or net income including noncontrolling interests data presented in the consolidated financial statements as indicators of financial performance. Because this measure is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, this measurement may not be comparable to other similarly titled measures of other companies.

Pursuant to the rules of the Securities and Exchange Commission, the information contained in this report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filings by the Company under such Act or the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(a)	None.

(b)	None.

(c)	Exhibits

Exhibits	Description of Exhibits

99.1	2012 Letter to Shareholders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated: April 8, 2013	By:	/s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee
Chief Financial Officer (duly authorized officer and principal financial and accounting officer)

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION OF EXHIBIT

99.1	2012 Letter to Shareholders